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                                                                     EXHIBIT 3.1

                          FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             WITNESS SYSTEMS, INC.


         WITNESS SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES as follows:

         1. The name of the corporation is Witness Systems, Inc. (the "Corporation") and the name under which the corporation was originally incorporated was "Witness Systems Delaware, Inc." The date of filing of its original Certificate of Incorporation with the Secretary of State was March 13, 1997.

         2. This Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation as amended or supplemented heretofore to read in its entirety as follows:


                  FIRST: The name of the corporation is Witness Systems, Inc. (the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                  THIRD: (a) The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                         (b) The private property of the stockholders shall not
be subject to the payment of corporate debts to any extent whatsoever.

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 66,731,954 shares, which shall consist of (i) 50,000,000 shares of common stock, at a par value of one cent ($.01) per share ("Common Stock"), and (ii) 16,731,954 shares of preferred stock, at a par value of one cent ($.01) per share ("Preferred Stock"). The following is a description of the limitations and relative rights of the respective classes of authorized capital stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the respective classes of authorized capital stock.

         A.       PREFERRED STOCK

         Of the 16,731,954 shares of authorized Preferred Stock, (i) 4,000,000 shares shall be designated and known as "Series A Convertible Preferred Stock,"
(ii) 1,231,954 shares shall be designated and known as "Series B Convertible Preferred Stock" and (iii) 1,500,000 shares shall be designated and known as "Series C Convertible Preferred Stock." The Series A Convertible Preferred Stock, Series B Convertible


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Preferred Stock and Series C Convertible Preferred Stock collectively are sometimes referred to in this Certificate of Incorporation as the "Convertible Preferred Stock." The remaining 10,000,000 shares of Preferred Stock shall have no designations or preferences set forth herein, and the Corporation's Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock, as set forth in Article Fifth hereof.

         1.       Voting.

                  1A. General. Except as may be otherwise provided in this Certificate of Incorporation or by law, the Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Convertible Preferred Stock is then convertible.

                  1B. Board Size. Subject to the provisions of paragraph 4.A.1C(b) below, the Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

                  1C. Board Seats.

                      (a) The holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall constitute a quorum of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock for the election of directors to be elected solely by the holders of such series of the Convertible Preferred Stock. A vacancy in any directorship elected by the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of such series of Convertible Preferred Stock. The directors to be elected by the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (a), shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

                      (b) In addition to the rights specified in paragraph 4.A.1C(a) hereof, the holders of a majority in interest of any series of Convertible Preferred Stock as to which an Event of Noncompliance (as defined in paragraph 4.A.9) has occurred or, if an Event of Noncompliance has occurred simultaneously with respect to more than one series of Convertible Preferred Stock, the holders of two-thirds in interest of such series, voting together as a single class (as the case may be, the "Affected Series"), shall have the exclusive and special right, upon the occurrence of any such Event of Noncompliance, to elect the smallest number of directors which shall constitute a majority of the Board of Directors of the Corporation. The special and exclusive right of the holders of the Affected Series of Convertible Preferred Stock, voting separately as one class, to elect a majority of the Board of Directors of the Corporation shall continue until the Event of Noncompliance which gave rise to such right has been


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cured by the Corporation, subject to the revesting thereof upon the occurrence of each and every Event of Noncompliance subsequent thereto in respect of such Affected Series. With respect to the special and exclusive right of holders of the Affected Series of Convertible Preferred Stock, voting separately as one class, to elect a majority of the Board of Directors of the Corporation, the number of directors constituting the Board of Directors of the Corporation, shall, if necessary, be increased to provide a sufficient number of vacancies to permit the holders of the Affected Series of Convertible Preferred Stock to perfect their rights hereunder. In any election of directors pursuant to this subsection (b), each holder of shares of the Affected Series of Convertible Preferred Stock shall be entitled to one vote for each share of the Affected Series of Convertible Preferred Stock held and no holder of the Affected Series of Convertible Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share. The special and exclusive voting right of the holders of the Affected Series of Convertible Preferred Stock, voting separately as one class, contained in this subsection (b) may be exercised either at a special meeting of the holders of the Affected Series of Convertible Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. If at any time any directorship to be filled by the holders of the Affected Series of Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (b) has been vacant for a period of ten days, the Secretary of the Corporation shall, upon the written request of the holders of record of shares representing at least 25% of the voting power of the Affected Series of Convertible Preferred Stock then outstanding, call a special meeting of the holders of the Affected Series of Convertible Preferred Stock for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date at such place as is specified in the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within ten days after personal service of said written request on him, then the holders of record of shares representing at least 25% of the voting power of the Affected Series of Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any holder of the Affected Series of Convertible Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the stockholders pursuant to these provisions.

         At any meeting held for the purpose of electing directors at which the holders of the Affected Series of Convertible Preferred Stock shall have the special and exclusive right, voting separately as one class, to elect directors as provided in this subjection (b), the presence, in person or by proxy, of the holders of record of shares representing a majority of the voting power of the Affected Series of Convertible Preferred Stock then outstanding shall be required to constitute a quorum of the Affected Series of Convertible Preferred Stock for such election. At any such meeting or adjournment thereof, the absence of such a quorum of the Affected Series of Convertible Preferred Stock shall not prevent the election of directors other than the directors to be elected by holders of the Affected Series of Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (b), and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of the Affected Series of Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (b), and, in the absence of either or both such quorums, the holders of record of shares representing a majority of the voting power present in person or by proxy of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting.

         A vacancy in the directorships to be elected by the holders of the Affected Series of Convertible Preferred Stock, voting separately as one class, pursuant to this subsection (b) may be filled only by vote or written consent in lieu of a meeting of (i) the holders of a majority in interest of the Affected Series of


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Convertible Preferred Stock, acting separately as one class, or (ii) the remaining directors elected by the holders of the Affected Series of Convertible Preferred Stock (or by directors so elected).

         2.       Dividends

                  2A. Dividends. The consent of holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting separately as one class, and at least a majority in interest of the then outstanding shares of Series C Convertible Preferred Stock, voting separately as one class, shall be received by the Corporation, before any dividends (other than dividends payable in Common Stock) shall be declared and paid upon or set aside for the Common Stock of the Corporation in any year. All dividends declared upon the Convertible Preferred Stock shall be declared pro rata per share.

                  2B. Series A Accruing Dividends. From and after the original date of issuance of the shares of Series A Convertible Preferred Stock, the holders of such shares of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $0.02145 per share (the "Series A Accruing Dividends"). Series A Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided however, that, except as provided in paragraphs 4.A.3, 5 and 6, the Corporation shall be under no obligation to pay such Series A Accruing Dividends unless so declared by the Board of Directors; and provided further however, that, for purposes of paragraphs 4.A.3 and 6 hereof, unless otherwise requested by the holders of a majority in interest of the Series A Convertible Preferred Stock, subject to paragraph 4.A.4.B. hereof, all Series A Accruing Dividends shall be paid by providing to such holders a certificate representing a number of shares of Series A Convertible Preferred Stock equal to the quotient of all such Series A Accruing Dividends divided by the then Applicable Conversion Price (as defined in paragraph 4.A.5A below) then in effect with respect to the Series A Convertible Preferred Stock.

                  2C. Series B Convertible Preferred Stock. The holders of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends on the Common Stock paid solely in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series B Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series B Convertible Preferred Stock is then convertible).

                  2D. Series C Convertible Preferred Stock. The holders of the Series C Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends on the Common Stock paid solely in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series C Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series C Convertible Preferred Stock is then convertible).

         3.       Liquidation, Dissolution and Winding-up.

                  3A. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series C Convertible Preferred Stock shall be paid, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Convertible Preferred Stock, including without limitation, shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, which each shall rank junior in liquidation to the Series C Convertible Preferred Stock, an amount equal to the Applicable Invested Amount (as defined


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below) with respect to the Series C Convertible Preferred Stock so held, plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment of all preferential amounts payable to holders of Series C Convertible Preferred Stock pursuant to the immediately preceding sentence, the holders of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of any stock ranking on liquidation junior to the Convertible Preferred Stock, an amount equal to the Applicable Invested Amount (as defined below) with respect to the series of Convertible Preferred Stock so held plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon (including with respect to the Series A Convertible Preferred Stock, the Series A Accruing Dividends), computed to the date payment thereof is made available. Such amount payable with respect to one share of a particular series of Convertible Preferred Stock pursuant to the preceding two sentences is sometimes referred to as the "Applicable Liquidation Preference Payment" with respect to such series, and with respect to all shares of Series C Convertible Preferred Stock in the aggregate is sometimes referred to as the "Series C Liquidation Preference Payments" and with respect to all shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock in the aggregate is sometimes referred to as the "Series A and B Liquidation Preference Payments." If, upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the assets to be distributed among the holders of shares of Series C Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series C Convertible Preferred Stock of an aggregate amount equal to the Series C Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series C Convertible Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the assets to be distributed among the holders of shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be insufficient to permit payment to the holders of such series of Convertible Preferred Stock of an aggregate amount equal to the Series A and B Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably (based on the Applicable Liquidation Preference Payments payable with respect to each such series of Convertible Preferred Stock) among the holders of such series of Convertible Preferred Stock. For purposes hereof, the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall rank on liquidation junior to the Series C Convertible Preferred Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall rank on liquidation pari passu, and the Common Stock shall rank on liquidation junior to the Convertible Preferred Stock. The "Applicable Invested Amount" shall mean (i) with respect to each share of Series A Convertible Preferred Stock, $2.145 per share; (ii) with respect to each share of Series B Convertible Preferred Stock, $4.65 per share; and (iii) with respect to each share of Series C Convertible Preferred Stock, $6.30 per share.

                  3B. Participation of the Series A Convertible Preferred Stock and Common Stock. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of the Convertible Preferred Stock shall have been paid in full the Convertible Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the shares of Series A Convertible Preferred Stock and Common Stock in an amount per share as would have been payable had each share of Series A Convertible Preferred Stock been converted to Common Stock pursuant to paragraph 4.A.5 immediately prior to such liquidation, dissolution or winding up.

                  3C. Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders


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of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                  3D. Consolidations, Mergers, Etc. The (x) consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), (y) the sale or transfer by the Corporation of all or substantially all its assets, in one or a series of related transactions, or (z) the sale or transfer by the Corporation's stockholders of more than 50% in voting power of the Corporation's capital stock in one or a series of related transactions (any such transaction, a "Sale or Merger") shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4.A.3, provided, however, that each holder of Convertible Preferred Stock shall have the right to elect the benefits of the provisions of paragraph 4.A.5G in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this paragraph 4.A.3; provided, further, however, if the consideration per share receivable by the holders of the Series A Convertible Preferred Stock upon such merger, consolidation, sale of assets or sale of stock (as determined in good faith by the Corporation's Board of Directors) if the provisions of paragraph 4.A.5G were to be applicable (the "Pro Forma Series A Organic Change Consideration") is equal to or greater than $8.58 (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4.A.3 shall be deemed to have occurred and the provisions of paragraph 4.A.5G shall, in fact, apply with respect to the holders of the Series A Convertible Preferred Stock only; provided, further, that, in the event that the Pro Forma Series A Organic Change Consideration is greater than $6.30 but less that $8.58 and, in connection with the closing of such transaction, any holder of shares of Series A Convertible Preferred Stock desires to convert any of such shares into shares of Common Stock pursuant to Section 4.A.5A hereof, then, as a condition to the effectiveness of any election of such holder so to convert such shares of Series A Convertible Preferred Stock, such holder shall give the Corporation written notice of such election and the Corporation shall promptly thereafter and, in any event, prior to the consummation of such transaction, deliver to each holder of shares of Series C Convertible Preferred Stock a copy of such election notice; and, provided, further, that any election by any holder of shares of Series C Convertible Preferred Stock pursuant to Section 4.A.5A hereof to convert his or its shares of such stock into shares of Common Stock made in connection with or anticipation of such transaction prior to receipt of the foregoing notice from the Company may be revoked at the option of such holder.

                  3E. Consideration. In the case of a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4.A.3. the holders of Convertible Preferred Stock shall be entitled to receive their respective Applicable Liquidation Preference Payments, in accordance with the provisions of paragraph 4.A.3, from any funds legally available for distribution to stockholders, and, in the case of a Sale or Merger, the holders of Convertible Preferred Stock shall be entitled to receive their respective Applicable Liquidation Preference Payments, in accordance with the terms of paragraph 4.A.3, from the net proceeds of the Sale or Merger (defined for these purposes to mean the proceeds, whether cash, securities or other property, available for distribution to the stockholders, payable to the stockholders, or into which shares of stock of the Corporation are to be converted by reason of the Sale or Merger).


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                  Any securities or other property other than cash to be
delivered to the holders of Convertible Preferred Stock pursuant to this paragraph 4.A.3 as a consequence of a Sale or Merger shall be valued as follows:

                           (a) if traded on a securities exchange or through
                  the Nasdaq Stock Market, by averaging the closing prices of the securities on such exchange over the Relevant Trading Period (defined below);

                           (b) if actively traded over-the-counter, by
                  averaging the closing bid or sale prices (whichever are applicable) over the Relevant Trading Period; and

                           (c) if there is no active public market, at the fair
                  market value thereof, as determined in good faith by the Board of Directors of the Corporation; provided that the holders of twenty-five percent (25%) of any series of Convertible Preferred Stock may seek, and shall be entitled to, an appraisal with the thirty (30)-day period after receiving notice of either the proposed or actual Sale or Merger in accordance with the procedures described in paragraph 4.A.9B or 4.A.9C prior to distribution of the proceeds or consideration in such transaction to the holders of any other capital stock of the Corporation.

         As used herein above, the Relevant Trading Period in the context of a merger or consolidation with another corporation shall mean the period, if any, designated by the Corporation and the other parties to such merger or consolidation as the trading period during which the value of the shares to be received by stockholders of the Corporation is determined and in the absence of any such period, or, in the case of any other Sale or Merger , then the twenty (20)-day trading period ending two (2) days prior to the closing of the Sale or Merger.

         Property other than securities, as determined in good faith by the Board of Directors of the Corporation subject to the right of the holders of Convertible Preferred Stock to seek an appraisal as described in paragraph 4.A.3E(i)(c).

         In the event the requirements of this paragraph 4.A.3 with respect to a Sale or Merger are not complied with, the Corporation shall forthwith either:

                  (i) cause such closing to be postponed until such time as the requirements of this paragraph 4.A.3 have been complied with, or

                  (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of Convertible Preferred Stock shall revert to and be the same such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in the following paragraph.

         The Corporation shall give each holder of Convertible Preferred Stock written notice of any impending Sale or Merger not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction. The notice shall describe the material terms and conditions of the impending Sale or Merger and the provisions of this paragraph 4.A.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that


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such periods may be shortened upon the written consent of the holders of a majority of the then outstanding shares of Convertible Preferred Stock.

         The provisions of paragraph 4.A.3 are in addition to, and not in limitation, of the restrictions of paragraph 4.A.4.

         4.       Restrictions.

                  4A. Series A and Series B Convertible Preferred Stock. At any time when at least 25% of the shares of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock originally issued by the Corporation are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, the Corporation will not:

                           (1) Consent to any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction);

                           (2) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;

                           (3) Increase the number of Reserved Employee Shares (as defined in paragraph 4.A.9 hereof); or

                           (4) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock.

                  4.B Series C Convertible Preferred Stock. At any time when at least 25% of the shares of the Series C Convertible Preferred Stock issued pursuant to the Series C Purchase Agreement (as defined in paragraph 4.A.9 below) remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series C Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class, the Corporation will not:

                           (1) Consent to any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a subsidiary or merger in which the Corporation is the surviving Corporation and the holders of


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          the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction);

                           (2) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;

                           (3) Increase the number of Reserved Employee Shares (as defined in paragraph 4.A.9 hereof);

                           (4) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

                           (5) Effect a material change in the Company's line(s) of business;

                           (6) Enter into any material business activities not contemplated in the Company's Offering Memorandum dated April 26, 1999 provided to the initial purchasers of Series C Convertible Preferred Stock;

                           (7) Amend, alter or repeal any provision of its Certificate of Incorporation or By-laws in a manner adverse to the Series C Convertible Preferred Stock; or

                           (8) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series C Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series C Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise.

                  4C. Series B Convertible Preferred Stock. At any time when at least 25% of the shares of the Series B Convertible Preferred Stock issued pursuant to the Series B Purchase Agreement (as defined in paragraph 4.A.8 below) remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series B Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class, the Corporation will not:

                           (1) Amend, alter or repeal any provision of its Certificate of Incorporation or By-laws in a manner adverse to the Series B Convertible Preferred Stock; or

                           (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series B Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series B Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise.

                  4D. Series A Convertible Preferred Stock. At any time when at least 25% of the shares of the Series A Convertible Preferred Stock issued pursuant to the Series A Purchase Agreement (as defined in paragraph 4.A.9 below) remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class, the Corporation will not:

                           (1) Amend, alter or repeal any provision of its Certificate of Incorporation or By-laws in a manner adverse to the Series A Convertible Preferred Stock; or

                           (2) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise.

                  4E. Right of Co-Sale on Redemptions. The Corporation shall not purchase, redeem or otherwise acquire for value any shares of any class of its capital stock or cause or permit any employee stock ownership plan, including any Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, to purchase shares of any class of its capital stock, except pursuant to stock option or employee stock ownership plans or restricted stock agreements, or in exercise of any right of first refusal of the Corporation upon a proposed transfer that is, in each case, in existence on the date of the initial issuance of Series C Convertible Preferred Stock; provided, however, that such restriction shall not apply in the event that either (i) the holders of Series C Convertible Preferred Stock are permitted to sell shares of Series C Convertible Preferred Stock in such purchase, redemption, or acquisition on the same terms and conditions of such purchase, redemption or acquisition and on the pro rata basis described in paragraph 4.A.7B with respect to the issuance of New Securities, or (ii) such purchase, redemption or acquisition has received the prior affirmative vote or written consent of the holders of a majority of the total number of shares of Series C Convertible Preferred Stock outstanding, voting together as a single class.

         5. Conversion. The holders of shares of Convertible Preferred Stock shall have the following conversion rights:

                  5A. Right to Convert. Subject to the terms and conditions of this paragraph 4.A.3D and paragraph 4.A.5, the holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Convertible Preferred Stock so to be converted by the Applicable Issuance Price (as defined below) with respect to the series of Convertible Preferred Stock so to be converted and (ii) dividing the result by the Applicable Conversion Price (as defined below) with respect to the series of Convertible Preferred Stock so to be converted or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4.A.5, then by the Applicable Conversion Price as last adjusted and in effect at the date any share or shares of such series of Convertible Preferred Stock are surrendered for conversion. The "Applicable Issuance Price" (i) for each share of Series A Convertible Preferred Stock shall be $2.145 per share; (ii) for each share of Series B Convertible Preferred Stock shall be $4.65 per share; and (iii) for each shares of Series C Convertible Preferred Stock shall be $6.30 per share. The initial "Applicable Conversion Price" (i) for each share of Series A Convertible Preferred Stock shall be $2.145 per share; (ii) for each share of Series B Convertible Preferred Stock shall be $4.65 per share; and (iii) for each shares of Series C Convertible Preferred Stock shall be $6.30 per share. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in paragraph 4.A.5A and surrender of the certificate or certificates for the share or shares of Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Applicable Conversion Price with respect to such series of Convertible Preferred Stock shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  5C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall provide to such holder a certificate representing a number of shares of Common Stock equal to the quotient of all dividends (including Series A Accruing Dividends) accrued and unpaid on the shares of Convertible Preferred Stock so surrendered divided by the Applicable Conversion Price with respect to the series of Convertible Preferred Stock being so converted. In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 4.A.5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 4.A.5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                  5D. Adjustment of Applicable Conversion Price Upon Issuance of Common Stock. Except as provided in paragraphs 4.A.5E and 5F, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 4.A.5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Applicable Conversion Price with respect to a series of Convertible Preferred Stock in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in paragraph 4.A.5F), then, forthwith upon such issue or sale, the Applicable Conversion Price with respect to such series of Convertible Preferred Stock shall be reduced to the price determined (separately with respect to each series of Convertible Preferred Series so affected) by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Applicable Conversion Price with respect to such series of Convertible Preferred Stock and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the Applicable Conversion Price with respect to any series of Convertible Preferred Stock in the event of the issuance or sale, or deemed issuance or sale, by the Corporation of shares of Common Stock at a per share price greater than the Applicable Conversion Price then in effect with respect to such series of Convertible Preferred Stock.

                  For purposes of this paragraph 4.A.5D, the following subparagraphs 5D(1) to 5D(7) shall also be applicable:

                           5D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Applicable Conversion Price in effect with respect to any series of Convertible Preferred Stock immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4.A.5D(3), no adjustment of the Applicable Conversion Price with respect to any such series of Convertible Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           5D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Applicable Conversion Price in effect with respect to any series of Convertible Preferred Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4.A.5D(3), no adjustment of the Applicable Conversion Price with respect to any such series of Convertible Preferred Stock shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and
          (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Applicable Conversion Price for a particular series of Convertible Preferred Stock have been or are to be made pursuant to other provisions of this paragraph 4.A.5D, no further adjustment of such Applicable Conversion Price shall be made by reason of such issue or sale.

                           5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4.A.5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4.A.5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subparagraph 4.A.5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price with respect to any such series of Convertible Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Applicable Conversion Price then in effect hereunder with respect to such series of Convertible Preferred Stock is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, such Applicable Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           5D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph 4.A.5F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           5D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                           5D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           5D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this paragraph 4.A.5D.

                  5E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Applicable Conversion Price with respect to any series of Convertible Preferred Stock in the case of the issuance of (i) shares of Common Stock issuable upon conversion of either series Convertible Preferred Stock and
(ii) Reserved Employee Shares (as defined in paragraph 4.A.9 hereof).

                  5F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Applicable Conversion Price in effect with respect to each of Convertible Preferred Stock immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Applicable Conversion Price in effect with respect to each series of Convertible Preferred Stock immediately prior to such combination shall be proportionately increased.

                  5G. Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Applicable Conversion Price with respect to each series of Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  5H. Notice of Adjustment. Upon any adjustment of the Applicable Conversion Price with respect to any series of Convertible Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Applicable Conversion Price with respect to each such series resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  5I.      Other Notices.  In case at any time:

                           (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                           (2)      the  Corporation  shall offer for
          subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                           (4)      there  shall be a  voluntary  or
          involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  5J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Applicable Conversion Price in effect with respect to either series of Convertible Preferred Stock at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

                  5K. No Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  5L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

                  5M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  5N. Definition of Common Stock. As used in this paragraph 4.A.5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of this Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4.A.5G.

                  5O. Mandatory Conversion. All outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall automatically convert to shares of Common Stock if at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate net proceeds from such offering to the Corporation shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $8.58 (appropriately adjusted to reflect the occurrence of any event described in paragraph 4.A.5F), effective upon the closing thereof.

                  All outstanding shares of Series C Convertible Preferred Stock shall automatically convert to shares of Common Stock if at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate net proceeds from such offering to the Corporation shall be at least $30,000,000 and (ii) the price paid by the public for such shares shall be at least $12.60 if the public offering is closed on or prior to the first anniversary of the original date of issuance of any shares of the Series C Convertible Preferred Stock, and $18.90 thereafter (with each such per share amount appropriately adjusted to reflect the occurrence of any event described in paragraph 4.A.5F), effective upon the closing thereof.

                  5P. Expiration of Designations. Upon conversion of all issued and outstanding shares of Convertible Preferred Stock pursuant to the terms herein, those certain rights, designations and preferences of the Convertible Preferred Stock set forth herein shall automatically terminate and no additional shares of Convertible Preferred Stock may be issued by the Corporation. Notwithstanding the foregoing, the Corporation's Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock, as set forth in Article Fifth hereof.

         6. Redemption. The shares of Convertible Preferred Stock shall be redeemed as follows:

                  6A. Optional Redemption. The Corporation shall not have the right to call or redeem at any time all or any shares of Convertible Preferred Stock. With the approval of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, taken together as a single class, one or more holders of shares of Convertible Preferred Stock may, by giving notice (the "Notice") to the Corporation at any time after September 24, 2003 require the Corporation to redeem all of the outstanding shares of such series of Convertible Preferred Stock in two equal installments, with one-half of the shares of Convertible Preferred Stock redeemed on the Series A and B First Redemption Date (as defined below), and the remainder redeemed on the first anniversary of the Series A and B First Redemption Date (the "Series A and B Second Redemption Date"). Upon receipt of the Notice, the Corporation will so notify all other persons holding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. After receipt of the Notice, the Corporation shall fix the first date for redemption (the "Series A and B First Redemption Date"), provided that such Series A and B First Redemption Date shall occur within sixty (60) days after receipt of the Notice. All holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for shares of such series of Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares of such series of Convertible Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date. The Series A and B First Redemption Date and the Series A and B Second Redemption Date are collectively referred to as the "Series A and B Redemption Dates."

                  With the approval of the holders of a majority of the then outstanding shares of Series C Convertible Preferred Stock, taken together as a single class, one or more holders of shares of Series C Convertible Preferred Stock may, by giving notice (the "Series C Notice") to the Corporation at any time after September 24, 2003 require the Corporation to redeem all of the outstanding Series C Convertible Preferred Stock in two equal installments, with one-half of the shares of Series C Convertible Preferred Stock redeemed on the Series C First Redemption Date (as defined below), and the remainder redeemed on the first anniversary of the Series C First Redemption Date (the "Series C Second Redemption Date"). Upon receipt of the Series C Notice, the Corporation will so notify all other persons holding Series C Convertible Preferred Stock. After receipt of the Series C Notice, the Corporation shall fix the first date for redemption (the "Series C First Redemption Date"), provided that such Series C First Redemption Date shall occur within sixty (60) days after receipt of the Notice. All holders of Series C Convertible Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for shares of such series of Series C Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares of such series of Series C Convertible Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the Series C First Redemption Date. The Series C First Redemption Date and the Series C Second Redemption Date are collectively referred to as the "Series C Redemption Dates."

                  Notwithstanding anything stated hereinabove to the contrary, if any Notice is issued within (either prior or subsequent) thirty (30) days of the issuance of any Series C Notice, then the date of both such notices, for all purposes herein, including for purposes of establishing the dates of the Series A and B Redemption Dates and the Series C Redemption Dates (collectively, the "Redemption Dates"), shall be deemed the date of the later of such notices. Upon the issuance of any Notice or Series C Notice, the Corporation shall promptly notify all holders of record of Convertible Preferred Stock by mail, postage prepaid or by facsimile transmission to non-U.S. residents of the issuance (and content) of any such Notice or Series C Notice.

                  6B. Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed on the Series A and B Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the (a) greater of
(x) the then Fair Market Value (as defined in paragraph 4.A9) per share, or (y) $2.145 per share, plus (b) an amount equal to all dividends (including the Series A Accruing Dividends) accrued and unpaid on each such share, such amount being referred to as the "Series A Redemption Price." The Series B Convertible Preferred Stock to be redeemed on the Series A and B Redemption Dates shall be redeemed by paying for each share in cash an amount equal to (a) $4.65 per share, plus (b) an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the "Series B Redemption Price." The Series C Convertible Preferred Stock to be redeemed on the Series C Redemption Dates shall be redeemed by paying for each share in cash an amount equal to (a) the greater of (x) the then Fair Market Value per share or (y) $6.30 per share (appropriately adjusted to reflect the occurrence of any event described in paragraph 4.A.5F), plus (b) an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the "Series C Redemption Price." Such payments shall be made in full on each of the respective Redemption Dates to the holders entitled thereto.

                  6C. Redemption Mechanics. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of the series of Convertible Preferred Stock notifying such holder of the redemption and specifying the applicable Redemption Price (Series A Redemption Price, the Series B Redemption Price, or Series C Redemption Price), the Redemption Date, and the place where said Series A Redemption Price, Series B Redemption Price, or Series C Redemption Price, as applicable, shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on each Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Price, the Series B Redemption Price, or Series C Redemption Price, as the case may be, all rights of holders of shares of Convertible Preferred Stock so redeemed (except the right to receive the Series A Redemption Price, the Series B Redemption Price, or Series C Redemption Price, as the case may
be) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of Convertible Preferred Stock to be redeemed on such redemption date, the holders of shares of Convertible Preferred Stock to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full, although the Series C Redemption Price shall in all instances be paid, prior and in preference to the Series A Redemption Price or the Series B Redemption Price. The shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares shall be entitled to receive interest accruing daily with respect to the applicable Series A Redemption Price, the Series B Redemption Price, or Series C Redemption Price, as the case may be, in either case at the rate of 15% per annum. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                  6D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Convertible Preferred Stock redeemed pursuant to this paragraph 4.A.6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Convertible Preferred Stock.

         7. Preemptive Rights. The holders of Series C Convertible Preferred Stock shall have the right of first refusal to purchase any New Securities (as defined in this paragraph 4.A.7) that the Corporation may, from time to time, propose to sell and issue. This right shall be subject to the following provisions:

                  7A. New Securities Defined. "New Securities" shall mean any
(i) shares of Common Stock, (ii) any other equity security of the Corporation, including without limitation, shares of Convertible Preferred Stock, (iii) any debt security of the Corporation (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation,
(iv) any security of the Corporation that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of Corporation; provided that "New Securities" does not include (A) any shares of Common Stock issuable upon the conversion of shares of Convertible Preferred Stock; (B) securities offered to the public pursuant to a registration statement under the federal Securities Act of 1933, as amended;
(C) securities issued pursuant to the acquisition by the Corporation of another corporation or other entity by merger, purchase of all or substantially all of the assets, or any other reorganization whereby the Corporation owns over fifty percent (50%) of the voting power of such corporation or other entity; (D) shares of Common Stock or Convertible Preferred Stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation; (E) any Reserved Employee Shares; and (F) any warrants to purchase Common Stock issued in connection with a commercial bank loan or lease with a financial institution if approved by a majority of the Board of Directors.

                  7B. In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each holder of Series C Convertible Preferred Stock written notice of its intention, describing the type of New Securities, the price, the closing date of the offering thereof, and the general terms upon which the Corporation proposes to issue the same. The Company shall offer to sell to each holder of Series C Convertible Preferred Stock (a) that portion of the New Securities as the sum of the number of shares of Common Stock into which the Series C Convertible Preferred Shares then held by such holder could then be converted in accordance with paragraph 4.A.5A hereof and the number of shares of Common Stock, if any, that are then held by such holder, as the case may be, bears to the sum of the total number of shares of Common Stock into which the Convertible Preferred Stock issued and outstanding on such date could then be converted and the total number of shares of Common Stock then issued and outstanding on such date, if any, that are derived from conversion of the Convertible Preferred Stock (such portion being referred to hereinafter as the "Basic Amount"), and (b) such additional portion of the New Securities as such holder of Series C Convertible Preferred Stock shall indicate it will purchase should the other holders of Series C Convertible Preferred Stock subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Corporation in writing delivered to such holder (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

                  7C. Notice of the intention of each holder of Series C Convertible Preferred Stock to accept, in whole or in part, any Offer made pursuant to paragraph 4.A.7B shall be evidenced by a writing signed by such holder and delivered to the Corporation prior to the end of the 20-day period of such offer, setting forth such of the holder's Basic Amounts as such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such holder shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all holders of Series C Convertible Preferred Stock are less than the total New Securities, then each such holder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the New Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each such holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders of Series C Convertible Preferred Stock, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

                  7D. In the event that Notices of Acceptance are not given by the holders of Series C Convertible Preferred Stock in respect of all the New Securities, the Corporation shall have ninety (90) days from the expiration of the period set forth in paragraph 4.A.7B to close the sale of all or any part of such New Securities as to which a Notice of Acceptance has not been given by such holders (the "Refused Securities") to the person or persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Corporation than those set forth in the Offer. In the event the Corporation shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in the preceding sentence), then each such holder may, at its sole option and in its sole discretion, reduce the number of, or other units of the New Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the New Securities which such holder elected to purchase pursuant to paragraph 4.A.7C multiplied by a fraction, (i) the numerator of which shall be the amount of New Securities which the Corporation actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any holder so elects to reduce the number or amount of New Securities specified in its respective Notices of Acceptance, the Corporation may not sell or otherwise dispose of more than the reduced amount of the New Securities until such securities have again been offered to the holders of Series C Convertible Preferred Stock in accordance with paragraph 4.A.7B.

                  7E. Upon the closing, which shall include full payment to the Corporation, of the sale to such other person or persons of all or less than all the Refused Securities, the holders of Series C Convertible Preferred Stock shall purchase from the Corporation, and the Corporation shall sell to such holders, the number of New Securities specified in the Notices of Acceptance, as reduced pursuant to paragraph 4.A.7D if such holders have so elected, upon the terms and conditions specified in the Offer. The purchase by such holders of any New Securities is subject in all cases to the preparation, execution and delivery by the Corporation and such holders of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the holders and their respective counsel.

                  7F. Further Sale. In each case, any New Securities not purchased by the holders of Series C Convertible Preferred Stock or other person or persons in accordance with this paragraph 4.A.7 may not be sold or otherwise disposed of until they are again offered to the holders of Series C Convertible Preferred Stock under the procedures specified in this paragraph 4.A.7.

         8. Amendments; Waiver. Except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or the Certificate of Incorporation, no provision of this Article IV may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Convertible Preferred Stock.

         9. Definitions. As used herein, the following terms shall have the following meanings:

                  9A. The term "Event of Noncompliance," in respect of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, shall mean the violation or breach by the Corporation of its obligation to make full payment on any Redemption Date with respect to a Redemption of any shares of such series of Convertible Preferred Stock pursuant to paragraph 4.A.6 hereof, and the Corporation fails to cure such violation or breach within ninety (90) days of the giving of notice in writing to any holder or holders of such series of Convertible Preferred Stock.

                  The term "Event of Noncompliance," in respect of the Series C Convertible Preferred Stock, shall mean (i) the failure (V) to redeem the Series C Convertible Preferred Stock under the conditions and in accordance with the terms of paragraph 4.A.3, (W) to issue Common Stock in conversion of the Series C Convertible Preferred Stock as provided in paragraph 4.A.5, (X) to redeem the Series C Convertible Preferred Stock under the conditions and in accordance with the terms of paragraph 4.A.6, (Y) to honor the preemptive rights granted to holders of Series C Convertible Preferred Stock in paragraph 4.A.7 or (Z) to comply with the restrictions of paragraph 4.A.4B, provided any such failure continues for a period of ninety
(90) consecutive days, or (ii) the Corporation suffers the appointment of a receiver, trustee, custodian, or similar fiduciary, or makes an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against the Corporation under the United States Bankruptcy Code (and, if against the Corporation, such proceeding continues for more than forty-five (45) days).

                  9B. The term "Fair Market Value" in respect to Series A Convertible Preferred Stock shall mean an amount equal to the fair market value of a share of Series A Convertible Preferred Stock (giving effect to the value of the rights and preferences of such shares as herein provided) determined as follows: the two representatives of management sitting on the Corporation's Board of Directors pursuant to Section 5(i) of the Amended and Restated Stockholders' Agreement dated on or about August 2, 1999, as amended, by and among the Corporation, certain Holders and certain Investors listed on Schedule I thereto and the two representatives of the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock sitting on the Corporation's Board of Directors shall endeavor in good faith to agree unanimously to the fair market value of a share of Series A Convertible Preferred Stock. If they are unable to do so within sixty (60) days after the occurrence of an event giving rise to a need to determine that fair market value, an investment banking firm chosen by a majority of the holders of the Series A Convertible Preferred Stock and an investment banking firm chosen by the Corporation shall each calculate such value. In the event the difference between such valuations is less than 20% of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than 20% of the higher valuation, the two investment banking firms shall designate a third investment banking firm, which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation, and the valuation so selected shall be considered the Fair Market Value. In all events, the fees and expenses of any such investment banking firms shall be paid by the Corporation.

                  9C. The term "Fair Market Value" in respect to Series C Convertible Preferred Stock shall mean an amount equal to the fair market value of a share of Series C Convertible Preferred Stock (giving effect to the value of the rights and preferences of such shares as herein provided) determined as follows: the two representatives of management sitting on the Corporation's Board of Directors pursuant to Section 5(i) of the Amended and Restated Stockholders' Agreement dated on or about August 2, 1999, as amended, by and among the Corporation, certain Holders and certain Investors listed on Schedule I thereto and representatives of the holders of a majority of the Series C Convertible Preferred Stock shall endeavor in good faith to agree unanimously to the fair market value of a share of Series C Convertible Preferred Stock. If they are unable to do so within sixty (60) days after the occurrence of an event giving rise to a need to determine that fair market value, an investment banking firm chosen by a majority of the holders of the Series C Convertible Preferred Stock and an investment banking firm chosen by the Corporation shall each calculate such value. In the event the difference between such valuations is less than 20% of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than 20% of the higher valuation, the two investment banking firms shall designate a third investment banking firm which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation, and the valuation so selected shall be considered the Fair Market Value. In all events, the fees and expenses of any such investment banking firms shall be paid by the Corporation.

                  9D. The term "Reserved Employee Shares" shall mean shares of Common Stock reserved by the Corporation from time to time for the exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors (other than representatives of the holders of the Convertible Preferred Stock) of the Corporation, not to exceed in the aggregate 969,200 shares of Common Stock (appropriately adjusted to reflect an event described in paragraph 4.A.5F hereof).

                  9E. The term "Series A Purchase Agreement" shall mean the Series A Convertible Preferred Stock Purchase Agreement dated as of March 18, 1997 by and among the Corporation and the Purchasers listed in Exhibit 1.01 thereto.

                  9F. The term "Series B Purchase Agreement" shall mean the Series B Convertible Preferred Stock Purchase Agreement dated on September 24, 1998 by and among the Corporation and the Purchasers listed in Exhibit 1.01 thereto.

                  9G. The term "Series C Purchase Agreement" shall mean the Series C Convertible Preferred Stock Purchase Agreement by and among the Corporation and the initial purchasers of the Series C Preferred Stock dated on or about August 2, 1999.

         B.       COMMON STOCK

         B1.      Priority. All preferences, voting powers, relative,
participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

         B2.      Voting Rights. Except as otherwise required by law or this
Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as may be otherwise provided in this Certificate of Incorporation or by law, the Common Stock shall vote together with all other classes and series of stock of the Corporation (including the Convertible Preferred Stock) as a single class on all actions to be taken by the stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for the exercise of options or warrants or conversion of the Preferred Stock) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of
Section 242(b)(2) of the Delaware General Corporation Law.

         B3.      Dividends. Subject to the preferential rights of the
Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                  FIFTH: The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

                  (c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                  (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

                  (f) whether the shares of such series shall be subject to the operation of a retirement of sinking fund and, if so, the extent to and manner in which any such retirement of sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and other terms and provisions relative to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the taking of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

                  (j) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations and restrictions thereof.

                  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the date from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                  SIXTH:    No holder of shares of stock of the  Corporation
shall have any preemptive or other right to receive any securities of the Corporation.

                  SEVENTH: (a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto, provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders.

                     (b) Election of directors need not be by written ballot unless the Bylaws of the Corporation (the "Bylaws") shall so provide. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors.

                     (c) Immediately upon the closing, prior to or on September 1, 2000, of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public (as such offering is described in the second paragraph of Article Fourth, Part A, Section
          5O), and the automatic conversion of the applicable Preferred into Common Stock in accordance therewith, this Article Seventh shall be deemed to have been amended in its entirety, to read as follows:

                  The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The Board of Directors shall be divided into three classes to be known as Class I, Class II and Class III. The Board shall, by resolution, determine who, among the members of the Board shall initially serve in each class. Except in the case of death, resignation, disqualification or removal, each Director shall serve for a term ending on the date of the third annual meeting of shareholder following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the 2001 annual meeting of shareholders, each initial Director in Class II shall hold office until the 2002 annual meeting of shareholders, and each initial Director in Class III shall hold office until the 2003 annual meeting of shareholders. In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of Directors; provided, however, that there shall be no classification of additional Directors elected by the Board of Directors until the next meeting of shareholders called for the purposes of electing Directors, at which meeting the terms of all such additional Directors shall expire, and such additional Director positions, if they are to be continued, shall be apportioned amount the classes of

                  Directors, and nominees therefor shall be submitted to the shareholders for their vote.

provided, however, that should no such firm commitment underwritten public offering close prior to or on September 1, 2000, then the provisions of this Article Seventh related to classification of the Corporation's Board of Directors shall be null and void, and of no further force and effect.

                  EIGHTH:   Except as may otherwise be set forth in Article
Seventh above, each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series. Any stockholder proposals and nominations for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation no less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the Company's annual meeting held in the prior year; provided, however, that in the event the Company shall not have had an annual meeting in the prior year, such notice shall be delivered no less than ninety (90) days nor more than one hundred twenty (120) days in advance of May 15 of the current year. Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting: (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment or the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

                  NINTH:    Newly created directorships resulting from any
increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

                  TENTH:    Any director may be removed from office by the
affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.

                  ELEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders. Notwithstanding the foregoing, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a 66 2/3% majority of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                  TWELFTH:  The Corporation is to have perpetual existence.

                  THIRTEENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide, and any action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that after the closing, prior to or on September 1, 2000, of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public (as such offering is described in the second paragraph of Article Fourth, Part A, Section 5O) stockholders of the Corporation shall take action by meetings held pursuant to this Certificate and the Bylaws and shall have no right to take any action by written consent without a meeting. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                  FOURTEENTH: For the purposes of this Certificate of Incorporation, the terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in Section 203(c) of the Delaware General Corporation Law.

                  FIFTEENTH:   The provisions set forth in this Article
Fifteenth and in Articles Fourth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Sixteenth and Seventeenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of a sixty-six and two-thirds percent (66 2/3%) majority of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                  SIXTEENTH:   The Corporation reserves the right to adopt,
repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Fifteenth, Sixteenth and Seventeenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Fifteenth hereof.

                  SEVENTEENTH: To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

                  No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty of loyalty to the Corporation or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law. The rights to indemnification and advancement of expenses conferred by this Article Seventeenth shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Such rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or office of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law, as amended and in effect from time to time.

                  If a claim under this Article Seventeenth is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to it final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law.

                  If the Delaware General Corporation Law hereafter is amended to permit the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article Seventeenth shall be broadened to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                  EIGHTEENTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

                  NINETEENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

                  TWENTIETH:   This Amended and Restated Certificate of
Incorporation was duly adopted by written consent of the stockholders in accordance with applicable provisions of Sections 228, 242 and 245 of the General Corporate Law of the State of Delaware and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         IN WITNESS WHEREOF, said Witness Systems, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by David B. Gould, its Chief Executive Officer, this 7th day of December, 1999.

                             WITNESS SYSTEMS, INC.


                             /s/ David B. Gould
                             -------------------------------------------------
                             David B. Gould, Chief Executive Officer

ATTEST:


/s/ Jon W. Ezrine
------------------------------
Jon Ezrine, Secretary